Exhibit 99.1

Monster Worldwide Reports Fourth Quarter and Full Year 2006 Results

International Revenue Growth of 63% Drives Consolidated Revenue up 33% to $299 Million

Diluted Earnings Per Share from Continuing Operations Increases 41% to $0.31

Free Cash Flow of $213 Million for 2006 Lifts Net Cash Balance to $573 Million

New York, February 1, 2007— Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the fourth quarter and year ended December 31, 2006.

“Our strong fourth quarter and full-year operating performance demonstrate the power of the Monster brand and our ability to grow market share profitably across the globe. Our outstanding financial results reflect continued significant revenue growth and improved profitability from our International Careers operations and solid contributions from both Careers North America and our Internet Advertising & Fees business,” said William Pastore, President and Chief Executive Officer of Monster Worldwide. “We have made progress addressing the Company’s historical stock option issues, and we remain focused on serving Monster’s consumers, customers, employees and shareholders.  We accomplished several significant corporate milestones in 2006 as revenue surpassed the $1 billion mark; our International segment achieved higher levels of profitability as the year progressed; and the Internet Advertising & Fees segment emerged as a diversified growth opportunity. Looking ahead, we are optimistic about the global markets we serve and believe we are poised to build on our industry-leading position.”

Fourth Quarter 2006 Financial Results

Monster Worldwide revenue grew 33% overall and 29% organically to $298.6 million in the 2006 fourth quarter from $223.8 million in the comparable quarter of 2005.

Monster Careers revenue increased 34% to $258.3 million, compared to $193.0 million in the fourth quarter of 2005, driven by revenue growth of 22% in North America to $168.3 million and 63% in International to $89.9 million.   Internet Advertising & Fees revenue grew 31% to $40.4 million.

Monster Worldwide’s deferred revenue balance at December 31, 2006 was $444.1 million, representing a 36% increase from last year’s fourth quarter balance of $327.4 million.

Income from continuing operations was $40.2 million while diluted earnings per share from continuing operations were $0.31 in the fourth quarter of 2006.  Income from continuing operations was negatively impacted by a previously announced charge of $5.0 million to compensate former employees for the value of stock options that expired during the period that the Company’s equity compensation plans were suspended.  In addition, during the fourth quarter of 2006, the Company recorded $8.6 million in professional fees related to the stock option investigations, which were approximately $2.8 million higher than anticipated.

At December 31, 2006, the Company’s net cash position was $572.9 million compared with $548.4 million at September 30, 2006.  Cash generated from operating activities was $44.8 million compared to $60.9 million in the fourth quarter of 2005.  Free cash flow was $27.6 million versus $33.8 million in the comparable quarter of the prior year.  Federal income tax payments, professional fees related to the stock option investigations, and higher capital expenditures contributed to lower free cash flow in the fourth quarter of 2006.

Full Year 2006 Results

Monster Worldwide reported total revenue of $1.12 billion for the year ended December 31, 2006 compared to $818.3 million in 2005, a 36% increase.  Monster Careers revenue grew 36% to $964.3 million compared with $708.7 million in 2005, driven by revenue growth of 26% in North America to $658.1 million and 64% in International to $306.3 million.  Internet Advertising & Fees reported revenue of $152.3 million, an increase of

39% over the prior year.  For the year ended December 31, 2006, Monster Worldwide reported income from continuing operations of $153.6 million, or $1.17 per diluted share compared with $90.4 million, or $0.72 per diluted share in 2005.

Free cash flow for the year was $213.2 million compared to $173.3 million in 2005.  The Company generated $268.8 million of cash from operating activities in 2006, an increase of 21% over the $221.6 million in 2005.

For the full year, Monster Worldwide recorded $13.3 million of professional fees related to the investigations into the Company’s historical stock option practices, in addition to the $5.0 million charge in the fourth quarter, to compensate former employees for the value of stock options that expired during the period that the Company’s equity compensation plans were suspended.

Recent Company Developments

Monster Worldwide Adds Independent Board Member

In December, Philip R. Lochner, Jr. was appointed as the ninth member and seventh independent director of Monster Worldwide’s Board of Directors.  Mr. Lochner previously served as a Commissioner at the Securities and Exchange Commission and Senior Vice President and Chief Administrative Officer of Time Warner Inc.  He currently serves on the Boards of Directors of: Adelphia Communications Corporation, Apria Healthcare Group Inc., CLARCOR Inc., CMS Energy Corporation, Crane Co. and Solutia Inc.

Media Alliances Update

Monster Worldwide has continued to focus on driving local market growth through strategic newspaper alliances.  During the fourth quarter the Company announced strategic newspaper alliances with Freedom Communications, Inc.; Times Publishing Company, owner of the St. Petersburg Times; North Jersey Media Group, owner of The Record (Bergen, NJ); Oahu Publications, Inc., owner of the Honolulu Star-Bulletin; Wilkes-Barre Publishing Company, Inc., owner of the Times Leader (Wilkes-Barre, PA);

and Beacon Journal Publishing, Inc., owner of The Akron Beacon Journal.  To date, Monster has forged relationships with seven media companies that represent 45 daily newspapers, with a print circulation of over 2 million people.

Monster Enhances Site Functionality

In North America, Monster.com announced several website enhancements, and introduced new search functionality to further empower job seekers and produce more quality matches between employers and job seekers.  Monster is the first leading career site to give job seekers an opportunity to compare themselves with other candidates who applied for the same position through www.monster.com.  The site now enables users to easily track employer activity and application status, while providing a newly structured, personalized career advice section. Monster also became the first leading career site to accept payment by PayPal, a leading global online payment method that enables customers to pay for items using their bank accounts or credit cards- without sharing their financial information with recipients.

Monster Expands HR Alliance Program

Monster added six companies to its roster of HR Alliance Program members, bringing total membership to 18 organizations and expanding the program’s scope to include two new categories to further broaden the distribution of Monster products and services.  The expansion of Monster’s HR Alliance program underscores Monster’s commitment to providing customers with a variety of integrated recruitment solutions aimed at enhancing their overall efficiencies and operational processes.  The new relationships establish Monster in the job wrapping and applicant tracking system (ATS) consultant categories.

Business Outlook

“As we look ahead to 2007, we are encouraged and anticipate continued global growth in revenue, profitability and cash generation. At the same time, we are committed to investing in product innovation and technology that will enhance the Monster user experience and support sustainable long-term growth in shareholder value,” said Lanny Baker, Monster Worldwide’s Chief Financial Officer.  “As the investigations of the

Company’s historical stock option practices transition from an internal review to external investigations by government agencies of the conduct of former employees, and the defense of shareholder lawsuits, our ability to forecast the timing and amount of future stock option-related legal and other potential fees and expenses is limited. As a result of the increased difficulty in forecasting these costs with any certainty, the business outlook we are providing for 2007 includes only selected financial statement line items, none of which include any legal or other fees or expenses related to the ongoing stock option investigations and related shareholder lawsuits.”

$’s in millions	First Quarter 2007	Full Year 2007
Total Revenue	$330-$338	$1,360-$1,410
Non-GAAP Operating Expenses*	$258-$267	$1,045-$1,090
Interest and Other, net	$5-$6	$22-$24
Effective Income Tax Rate	35%	35%
Losses in Equity Interest	$(5)-$(4)	$(12)-$(10)

*Excludes ongoing costs associated with the stock option investigations, potential fines or settlements and shareholder lawsuits

The Operating Expenses included in the Company’s outlook ranges are non-GAAP financial measures within the meaning of Regulation G as promulgated by the Securities and Exchange Commission because they do not include legal costs and expenses that the Company will incur as a result of its historical stock option granting practices.  Because the Company cannot reasonably estimate or predict these costs and expenses, the Company cannot calculate the most directly comparable GAAP measure of Operating Expenses that would include such legal costs and expenses.  Therefore, the Company cannot reconcile the non-GAAP measure to the most directly comparable GAAP measure.  While the amount of the legal costs and expenses associated with the Company’s historical stock option granting practices is likely to be material, the Company believes that such costs and expenses are of limited significance to an evaluation of the Company’s business fundamentals, since such costs and expenses bear little  relation to the Company’s core business or operating prospects.

The preceding forward-looking statements regarding our business outlook reflect Monster Worldwide’s expectations as of February 1, 2007.  These expectations do not include the effect of any future acquisitions or dispositions, costs associated with the ongoing investigations and litigation relating to past stock option grants (including the likely professional fees and other costs, potential fines or settlements, and excise or other tax liabilities), or factors outside of our control, which may have an impact on future financial results and are subject to the Special Note regarding forward-looking statements elsewhere in this release.

Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://www.monsterworldwide.com/Q406.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com.

Conference Call Information

Fourth quarter 2006 results will be discussed on Monster Worldwide’s quarterly conference call taking place on February 1, 2007 at 10:00 AM EDT.  To join the conference call, please dial in on 1-888-551-5973 at 9:50 AM EDT and reference conference ID#: 5847883.   For those outside the United States, please call in on (706) 643-3467 and reference the same conference ID#.  The call will begin promptly at 10:00 AM EDT.  Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at www.monsterworldwide.com.  For a replay of the call, please dial (800) 642-1687 or for outside the United States dial (706) 645-9291 and reference ID # 5847883.  This number is valid until midnight on February 8, 2007.

Contacts

Investors: Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com
Media: Rich Teplitsky, (212) 351-7019, rich.teplitsky@monsterworldwide.com

Kathryn Burns, (212) 351-7063, kathryn.burns@monsterworldwide.com

About Monster Worldwide

Monster Worldwide, Inc. (NASDAQ: MNST), parent company of Monster®, the premier global online employment solution for more than a decade, strives to bring people together to advance their lives. With a local presence in key markets in North America, Europe, and Asia, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 Index and the NASDAQ 100. To learn more about Monster’s industry-leading products and services, visit www.monster.com.  More information about Monster Worldwide is available at www.monsterworldwide.com.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles

(“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures, such as operating income before depreciation and amortization, free cash flow and net cash, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers operating income before depreciation and amortization to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance.  Operating income before depreciation and amortization is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. As a result of the adoption of SFAS 123(R) in 2006, free cash flow amounts in 2005 have been adjusted to exclude the income tax benefit on stock option exercises. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash is defined as cash and cash equivalents plus marketable securities, less total debt.  The Company considers net cash to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations.  The Company also uses net cash, among other measures, in evaluating its choices for capital deployment.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality, ongoing costs associated with the stock option investigations and the other risks discussed in our

Form 10-K/A and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005

Revenue	$298,616	$223,812	$1,116,676	$818,271

Salaries and related	114,596	86,937	411,849	331,051
Office and general	59,772	40,529	201,457	151,867
Marketing and promotion	66,418	53,633	273,506	194,721
Total operating expenses	240,786	181,099	886,812	677,639

Operating income	57,830	42,713	229,864	140,632

Interest and other, net	6,398	3,804	18,480	4,830

Income from continuing operations before income taxes and equity interests	64,228	46,517	248,344	145,462

Income taxes	22,481	16,028	87,661	51,641
Losses in equity interests	(1,517)	(2,180)	(7,096)	(3,397)

Income from continuing operations	40,230	28,309	153,587	90,424

Income (loss) from discontinued operations, net of tax	(1,155)	7,840	(116,450)	7,770

Net income	$39,075	$36,149	$37,137	$98,194

Basic earnings per share:

Earnings per share from continuing operations	$0.31	$0.23	$1.20	$0.74
Income (loss) per share from discontinued operations, net of tax	(0.01)	0.06	(0.91)	0.06
Basic earnings per share	$0.30	$0.29	$0.29	$0.80

Diluted earnings per share:

Earnings per share from continuing operations	$0.31	$0.22	$1.17	$0.72
Income (loss) per share from discontinued operations, net of tax	(0.01)	0.06	(0.89)	0.06
Diluted earnings per share*	$0.30	$0.28	$0.28	$0.79

Weighted average shares outstanding:

Basic	128,489	124,348	128,077	122,055

Diluted	131,209	127,418	131,247	125,038

Operating income before depreciation and amortization:

Operating income	$57,830	$42,713	$229,864	$140,632
Depreciation and amortization of intangibles	9,765	9,124	39,780	33,423
Amortization of stock based compensation	2,424	1,118	10,819	14,620

Operating income before depreciation and amortization	$70,019	$52,955	$280,463	$188,675

* - Diluted earnings per share for the twelve months ended December 31, 2005 do not add due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Cash flows provided by operating activities:
Net income	$39,075	$36,149	$37,137	$98,194
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	1,155	(7,840)	116,450	(7,770)
Depreciation and amortization of intangibles	9,765	9,124	39,780	33,423
Provision for doubtful accounts	2,550	1,807	9,055	8,447
Tax benefit on stock based compensation	632	12,180	17,972	12,556
Excess tax benefits from stock option exercises	(348)	—	(17,402)	—
Non-cash compensation	2,424	640	10,819	14,620
Common stock issued for matching contribution to 401(k) plan	—	973	1,854	3,813
Deferred income taxes	2,267	9,762	10,781	24,826
Minority interests and other	1,522	2,641	7,097	3,653
Changes in assets and liabilities, net of business combinations:			—	—
Accounts receivable	(122,790)	(75,510)	(171,312)	(81,892)
Prepaid and other	2,465	(8,617)	(21,817)	(17,796)
Deferred revenue	97,440	79,779	116,556	92,198
Accounts payable, accrued liabilities and other	12,739	(6,443)	94,012	36,546
Net cash used for operating activities of discontinued operations	(4,053)	6,304	17,783	752
Total adjustments	5,768	24,800	231,628	123,376
Net cash provided by operating activities	44,843	60,949	268,765	221,570

Cash flows used for investing activities:
Capital expenditures	(17,238)	(14,983)	(55,606)	(35,691)
Purchase of marketable securities	(373,959)	(118,461)	(1,722,425)	(118,461)
Sales and maturities of marketable securities	342,351	—	1,308,279	—
Payments for acquisitions and intangible assets, net of cash acquired	(248)	(96,598)	(48,846)	(148,168)
Investment in unconsolidated affiliate	—	—	(19,936)	(50,137)
Sale of long-term investment and other	—	2,713	—	4,716
Net proceeds from sale of businesses	—	1,000	69,155	50,091
Cash funded to equity investee	(2,800)	—	(10,000)	—
Net cash used for investing activities of discontinued operations	—	(727)	(2,924)	(5,007)
Net cash used for investing activities	(51,894)	(227,056)	(482,303)	(302,657)

Cash flows provided by financing activities:
Borrowings (payments) on capital lease obligations	322	323	(171)	(1,814)
Proceeds from exercise of employee stock options	1,038	57,317	92,263	95,026
Excess tax benefits from stock option exercises	348	—	17,402	—
Repurchase of common stock	(318)	(7,906)	(14,734)	(9,304)
Structured stock repurchase, net	—	—	(22,758)	—
Net cash provided by financing activities	1,390	49,734	72,002	83,908

Effects of exchange rates on cash	1,553	(739)	3,619	(4,335)

Net decrease in cash and cash equivalents	(4,108)	(117,112)	(137,917)	(1,514)
Cash and cash equivalents, beginning of period	62,788	313,709	196,597	198,111
Cash and cash equivalents, end of period	$58,680	$196,597	$58,680	$196,597

Free cash flow:

Net cash provided by operating activities	$44,843	$60,949	$268,765	$221,570
Less: Tax benefit on stock option exercises	—	(12,180)	—	(12,556)
Less: Capital expenditures	(17,238)	(14,983)	(55,606)	(35,691)
Free cash flow	$27,605	$33,786	$213,159	$173,323

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

Assets:	December 31, 2006	December 31, 2005

Cash and cash equivalents	$58,680	$196,597
Marketable securities	537,893	123,747
Accounts receivable, net	444,747	258,848
Property and equipment, net	102,402	80,977
Goodwill and intangibles, net	640,736	577,319
Other assets	185,345	131,164
Total assets of discontinued operations	—	310,063
Total assets	$1,969,803	$1,678,715

Liabilities and Stockholders’ Equity:

Accounts payable, accrued expenses and other	$358,850	$249,464
Deferred revenue	444,145	327,429
Other liabilities	33,459	23,615
Debt	23,664	47,056
Total liabilities of discontinued operations	—	97,811
Total liabilities	860,118	745,375

Stockholders’ equity	1,109,685	933,340

Total liabilities and stockholders’ equity	$1,969,803	$1,678,715

MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

	MONSTER
Three Months Ended December 31, 2006	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$168,327	$89,933	$40,356	$298,616		$298,616
Operating income	59,853	9,658	11,170	80,681	$(22,851)	57,830
OIBDA	64,984	13,001	12,849	90,834	(20,815)	70,019

Operating margin	35.6%	10.7%	27.7%	27.0%		19.4%
OIBDA margin	38.6%	14.5%	31.8%	30.4%		23.4%

	MONSTER
Three Months Ended December 31, 2005	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$137,798	$55,184	$30,830	$223,812		$223,812
Operating income	45,769	285	10,656	56,710	$(13,997)	42,713
OIBDA	49,974	3,580	11,915	65,469	(12,514)	52,955

Operating margin	33.2%	0.5%	34.6%	25.3%		19.1%
OIBDA margin	36.3%	6.5%	38.6%	29.3%		23.7%

	MONSTER
Twelve Months Ended December 31, 2006	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$658,051	$306,280	$152,345	$1,116,676		$1,116,676
Operating income	227,202	17,423	45,062	289,687	$(59,823)	229,864
OIBDA	247,087	33,037	52,196	332,320	(51,857)	280,463

Operating margin	34.5%	5.7%	29.6%	25.9%		20.6%
OIBDA margin	37.5%	10.8%	34.3%	29.8%		25.1%

	MONSTER
Twelve Months Ended December 31, 2005	Careers - North America	Careers - International	Internet Advertising & Fees	Subtotal	Corporate Expenses	Total

Revenue	$521,600	$187,118	$109,553	$818,271		$818,271
Operating income (loss)	170,889	(7,277)	34,225	197,837	$(57,205)	140,632
OIBDA	187,676	3,440	38,928	230,044	(41,369)	188,675

Operating margin	32.8%	-3.9%	31.2%	24.2%		17.2%
OIBDA margin	36.0%	1.8%	35.5%	28.1%		23.1%